Exhibit 99.1

Accolade Announces Results for Fiscal Third Quarter 2023

●	Fiscal third quarter 2023 revenue of $90.9 million, a 9% increase compared to fiscal third quarter 2022 revenue of $83.5 million

SEATTLE, January 9, 2023 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal third quarter ended November 30, 2022.

“Accolade enters the new year having just concluded one of the strongest selling performances in our company’s history. Notably, the strength in our business is driven by the increasing diversity in our platform across solutions, customer types, distribution channels, and industry sectors. Accolade is leading the conversation with customers because of our proven track record of delivering measurable improvements in health and cost outcomes, and because our solutions are Engineered to Care,” said Rajeev Singh, Accolade Chief Executive Officer.

“Innovations in digital health have created tremendous opportunities to advance the way healthcare is experienced in this country, but digital solutions alone are not enough to reinvent the healthcare journey. Accolade has spent more than 15 years engineering a better healthcare experience, one that predictively engages members to understand their care needs, proactively navigates them to quality care and informed decisions, and addresses barriers including Social Determinants of Health. There is a personal element of the care journey that we can’t fully replace with technology, but that we can make better through engineering. Our customers recognize the vision we share, and have responded by helping us create the foundation for years of growth and innovation.”

Financial Highlights for Fiscal Third Quarter ended November 30, 2022

	Three Months Ended November 30,		%
	2022	2021	Change(2)

	(in millions, except percentages)
GAAP Financial Data:
Revenue	$90.9	$83.5	9%
Net Income (loss)	$(39.9)	$22.5	(277)%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(10.2)	$(11.9)	14%
Adjusted Gross Profit	$41.8	$39.2	6%
Adjusted Gross Margin	45.9%	47.0%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Steve Barnes, Accolade Chief Financial Officer, commented, “Accolade again delivered against our financial promises on the strength of our diversified business and track record of delivering success for our customers. On the strength of our bookings performance throughout last year, we are pleased to introduce preliminary fiscal year 2024 guidance that reaffirms both our revenue growth and Adjusted EBITDA targets. We are firmly on track and remain committed to delivering positive Adjusted EBITDA and cash flow in fiscal year 2025.”

Financial Outlook

Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.

For the fiscal fourth quarter ending February 28, 2023, we expect:

●	Revenue between $97 million and $101 million
●	Adjusted EBITDA between $(1) million and $3 million

For the fiscal year ending February 28, 2023, we expect:

●	Revenue between $361 million and $365 million
●	Adjusted EBITDA between $(36) million and $(40) million

For the fiscal year ending February 29, 2024, we are introducing preliminary revenue and Adjusted EBITDA guidance as follows:

●	Revenue of approximately $410 million
●	Adjusted EBITDA between (5)% to (7)% of revenue

Accolade has not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and has not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within the company’s control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, January 9, 2023 at 4:30 p.m. E.T. to discuss its financial results.

To Listen via Telephone: Pre-registration is required by the conference call operator. Please pre-register by clicking here (https://register.vevent.com/register/BIae7d2bb974dc4198bb9154f71b0b1945). Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN.

To Listen via Internet: The conference call can be accessed via a live audio webcast that will be available online at http://ir.accolade.com.

Replay: A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at http://ir.accolade.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “maintain,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade (Nasdaq: ACCD) provides millions of people and their families with an exceptional healthcare experience that is personal, data driven and value based to help every person live their healthiest life. Accolade solutions combine virtual primary care, mental health support and expert medical opinion services with intelligent technology and best-in-class care navigation. Accolade's Personalized Healthcare approach puts humanity back in healthcare by building relationships that connect people and their families to the right care at the right time to improve outcomes, lower costs and deliver consumer satisfaction. Accolade consistently receives consumer satisfaction ratings over 90%. For more information, visit accolade.com.

Investor Contact:

Todd Friedman, Investor Relations, IR@accolade.com

Media Contact:

Public Relations, Media@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	November 30,	February 28,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$325,637	$365,853
Accounts receivable, net	20,483	21,116
Unbilled revenue	3,702	9,685
Current portion of deferred contract acquisition costs	4,075	3,015
Prepaid and other current assets	12,334	9,468
Total current assets	366,231	409,137
Property and equipment, net	13,561	11,797
Operating lease right-of-use assets	30,936	33,126
Goodwill	278,191	577,896
Intangible assets, net	213,574	244,690
Deferred contract acquisition costs	9,981	7,205
Other assets	1,317	1,678
Total assets	$913,791	$1,285,529
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,987	$7,837
Accrued expenses and other current liabilities	11,026	11,000
Accrued compensation	35,467	39,189
Due to customers	9,244	16,263
Current portion of deferred revenue	43,500	30,875
Current portion of operating lease liabilities	7,392	6,589
Total current liabilities	116,616	111,753
Loans payable, net of unamortized issuance costs	281,914	280,666
Operating lease liabilities	28,849	32,486
Other noncurrent liabilities	203	4,562
Deferred revenue	256	268
Total liabilities	427,838	429,735

Commitments and Contingencies
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 72,390,727 and 67,098,477 shares issued and outstanding at November 30, 2022 and February 28, 2022, respectively	7	7
Additional paid-in capital	1,409,807	1,350,431
Accumulated deficit	(923,861)	(494,644)
Total stockholders’ equity	485,953	855,794
Total liabilities and stockholders’ equity	$913,791	$1,285,529

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three months ended November 30,		Nine months ended November 30,
	2022	2021	2022	2021
Revenue	$90,946	$83,450	$264,117	$216,265
Cost of revenue, excluding depreciation and amortization	50,412	45,156	147,857	125,426
Operating expenses:
Product and technology	24,254	22,846	77,265	61,297
Sales and marketing	25,023	24,616	75,573	63,134
General and administrative	20,037	21,464	61,295	69,636
Depreciation and amortization	11,602	11,250	34,749	30,967
Goodwill impairment	—	—	299,705	—
Change in fair value of contingent consideration	—	(68,428)	—	(38,282)
Total operating expenses	80,916	11,748	548,587	186,752
Income (loss) from operations	(40,382)	26,546	(432,327)	(95,913)
Interest income (expense), net	386	(743)	(484)	(2,137)
Other income (expense)	201	25	21	(19)
Income (loss) before income taxes	(39,795)	25,828	(432,790)	(98,069)
Income tax benefit (expense)	(77)	(3,325)	3,573	9,501
Net income (loss)	$(39,872)	$22,503	$(429,217)	$(88,568)

Net income (loss) per share
Basic	$(0.56)	$0.34	$(6.07)	$(1.41)
Diluted	$(0.56)	$0.31	$(6.07)	$(1.41)

Weighted-average common shares outstanding
Basic	71,228,351	65,418,728	70,755,157	62,684,823
Diluted	71,228,351	71,490,045	70,755,157	62,684,823

The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	For the three months ended		For the nine months ended
	November 30,		November 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Cost of revenue	$1,247	$949	$3,645	$2,331
Product and technology	5,930	5,303	19,045	13,491
Sales and marketing	4,513	3,608	12,772	9,035
General and administrative	6,216	8,517	19,347	20,970
Total stock‑based compensation	$17,906	$18,377	$54,809	$45,827

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Nine months ended November 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(429,217)	$(88,568)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Goodwill impairment	299,705	—
Depreciation and amortization expense	34,749	30,967
Amortization of deferred contract acquisition costs	2,592	1,938
Change in fair value of contingent consideration	—	(38,282)
Deferred income taxes	(3,859)	(9,658)
Noncash interest expense	1,251	1,239
Stock-based compensation expense	54,809	45,827
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable and unbilled revenue	6,616	(5,743)
Accounts payable and accrued expenses	244	(1,881)
Deferred contract acquisition costs	(6,428)	(3,304)
Deferred revenue and due to customers	5,596	16,316
Accrued compensation	(3,722)	(4,494)
Other liabilities	2,030	(1,047)
Other assets	(2,512)	(3,376)
Net cash used in operating activities	(38,146)	(60,066)
Cash flows from investing activities:
Purchase of marketable securities	—	(99,998)
Sale of marketable securities	—	99,998
Capitalized software development costs	(2,914)	(619)
Purchases of property and equipment	(1,901)	(2,297)
Cash paid for acquisition, net of cash acquired	—	(260,165)
Net cash used in investing activities	(4,815)	(263,081)
Cash flows from financing activities:
Proceeds from stock option exercises	1,646	7,042
Payments of equity issuance costs	—	(60)
Payment of debt issuance costs	—	(8,368)
Payment for purchase of capped calls	—	(34,443)
Proceeds from employee stock purchase plan	2,927	3,574
Proceeds from borrowings on debt	—	287,500
Payment of contingent consideration for acquisition	(1,828)	—
Net cash provided by financing activities	2,745	255,245
Net decrease in cash and cash equivalents	(40,216)	(67,902)
Cash and cash equivalents, beginning of period	365,853	433,884
Cash and cash equivalents, end of period	$325,637	$365,982
Supplemental cash flow information:
Interest paid	$1,539	$880
Fixed assets included in accounts payable	$736	$123
Other receivable related to stock option exercises	$—	$521
Income taxes paid	$103	$103
Common stock issued in connection with acquisitions	$—	$455,586
Replacement awards issued in connection with acquisitions	$—	$6,729

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation and severance costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) adjusted to exclude interest expense (income), net, income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, goodwill impairment, change in fair value of contingent consideration, severance costs, and other expense (income). We consider severance costs to include severance payments related to the realignment of our resources. Other expense (income) includes foreign exchange gain or loss. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge.

The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended		For the nine months ended
	November 30,		November 30,
	2022	2021	2022	2021

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$90,946	$83,450	$264,117	$216,265
Less:
Cost of revenue, excluding depreciation and amortization	(50,412)	(45,156)	(147,857)	(125,426)
Gross profit, excluding depreciation and amortization	40,534	38,294	116,260	90,839
Add:
Stock‑based compensation, cost of revenue	1,247	949	3,645	2,331
Severance costs, cost of revenue	—	—	114	—
Adjusted Gross Profit	$41,781	$39,243	$120,019	$93,170
Gross margin, excluding depreciation and amortization	44.6%	45.9%	44.0%	42.0%
Adjusted Gross Margin	45.9%	47.0%	45.4%	43.1%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net income (loss):

	For the three months ended		For the nine months ended
	November 30,		November 30,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Net income (loss)	$(39,872)	$22,503	$(429,217)	$(88,568)
Adjusted for:
Interest expense (income), net	(386)	743	484	2,137
Income tax (benefit) expense	77	3,325	(3,573)	(9,501)
Depreciation and amortization	11,602	11,250	34,749	30,967
Stock‑based compensation	17,906	18,377	54,809	45,827
Acquisition and integration‑related costs(1)	439	311	439	13,208
Goodwill impairment	—	—	299,705	—
Change in fair value of contingent consideration	—	(68,428)	—	(38,282)
Severance costs(2)	213	—	3,288	—
Other expense (income)	(201)	(25)	(21)	19
Adjusted EBITDA	$(10,222)	$(11,944)	$(39,337)	$(44,193)
(1)	For the three and nine months ended November 30, 2022, acquisition and integration-related costs represent expenses associated with litigation inherited through the PlushCare acquisition. Refer to Note 12 in our consolidated financial statements for further details. For the three and nine months ended November 30, 2021, acquisition and integration-related costs represent banking, legal, accounting, and consulting fees related to acquisitions.
(2)	Severance costs represent expenses associated with workforce realignment actions taken by management.